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As filed with the Securities and Exchange Commission on July 28, 2005.

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ITC HOLDINGS CORP.
(Exact name of registrant as specified in its charter)

Michigan (State or other jurisdiction of incorporation or organization)	32-0058047 (I.R.S. Employer Identification Number)

39500 Orchard Hill Place
Suite 200
Novi, Michigan 48375
(248) 374-7100
(Address, including zip code, and telephone number, including area code, of principal executive offices)

Amended and Restated 2003 Stock Purchase and Option Plan for
Key Employees of ITC Holdings Corp. and Its Subsidiaries
(Full title of the plan)

Daniel J. Oginsky, Esq.
Vice President, General Counsel and Secretary
ITC Holdings Corp.
39500 Orchard Hill Place, Suite 200
Novi, Michigan 48375
(248) 374-7045
(Name and address, including zip code, and telephone number, including area code, of agent for service)

Copy to:
Risë B. Norman, Esq.
Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, New York 10017-3954
(212) 455-2000

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee

Common stock, without par value	3,920,809	$26.75	$104,881,641	$12,345

(1)
Covers 3,920,809 shares, which includes options and rights to acquire common stock, under the Amended and Restated 2003 Stock Purchase and Option Plan for Key Employees of ITC Holdings Corp. and Its Subsidiaries and, pursuant to Rule 416(a), an indeterminate number of additional shares which may be offered and issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)
Estimated pursuant to Rule 457(c) and Rule 457(h) under the Securities Act, solely for the purpose of computing the registration fee, based on the average of the high and low sale prices of the common stock on July 26, 2005 as reported by the New York Stock Exchange.

PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

        The document containing the information specified in Part I will be sent or given to employees as specified by Rule 428 (b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). Such document is not being filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as a prospectus or prospectus supplement pursuant to Rule 424 of the Securities Act. Such documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    Incorporation of Documents by Reference.

        The following documents filed with the Commission by ITC Holdings Corp. (the "Company") pursuant to the Securities Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are hereby incorporated by reference in this registration statement:

  (a)
  The Company's prospectus filed pursuant to Rule 424(b) of the Securities Act (Registration Statement No. 333-123657) filed with the Commission on July 26, 2005.

  (b)
  None.

  (c)
  The description of the Company's common stock contained in the Company's registration statement on Form 8-A (Registration Statement No. 001-32576), filed with the Commission on July 20, 2005.

        All documents that the Company subsequently files pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

        Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.    Description of Securities.

        The class of securities to be offered is registered under Section 12 of the Exchange Act.

Item 5.    Interests of Named Experts and Counsel.

        Not applicable.

Item 6.    Indemnification of Directors and Officers.

        As permitted by the Michigan Business Corporation Act, or MBCA, the Amended and Restated Articles of Incorporation of the Registrant generally limit the personal liability of its directors to the Registrant and its stockholders for breach of their fiduciary duty. The Articles of Incorporation, however, do not eliminate or limit the liability of a director for any of the following: (1) the amount of a financial benefit received by a director to which he or she is not entitled; (2) intentional infliction of harm on the Registrant or its stockholders; (3) a violation of the MBCA provision relating to unlawful distributions or loans; and (4) an intentional criminal act.

        Sections 561 through 571 of the MBCA authorize indemnification of directors and officers of Michigan corporations. The Registrant's Articles of Incorporation and bylaws require the Registrant to indemnify directors and officers to the fullest extent permitted by the MBCA. Specifically, the Registrant's bylaws require it to indemnify directors and officers against expenses (including actual and reasonable attorneys' fees), judgments, penalties, fines, excise taxes and settlements actually and reasonably incurred in connection with any threatened, pending or completed action or proceeding brought against a director or officer by reason of the fact that the person is or was a director or officer of the Registrant or, while serving as a director or officer, is or was serving at the request of the Registrant as a director, officer, member, partner, trustee, employee, fiduciary or agent of another enterprise to the maximum extent permitted by the MBCA. The bylaws further require the Registrant to indemnify officers and directors whose defense on the merits or otherwise has been successful.

        Although the Registrant's bylaws require indemnification in the situations described above, each request by an officer or director for indemnification must be individually authorized upon a determination that indemnification is proper in the circumstances because the person has met the applicable standard of conduct provided in the MBCA. The determination may be made in any one of the following ways: (1) by a majority of a quorum of the board consisting of directors who are not parties or threatened to be made parties to the action, suit or proceeding; (2) if the quorum in (1) is not obtainable, then by majority vote of a committee of at least two directors who are not at the time parties or threatened to be made parties to the action, suit or proceeding; (3) by independent legal counsel in a written opinion; (4) the Registrant's stockholders, other than directors, officers, employees or agents who are parties or threatened to be made parties; or (5) by all directors meeting the MBCA definition of "independent director" who are not parties or threatened to be made parties to the action, suit or proceeding. However, because the Registrant's Articles of Incorporation contain a provision limiting monetary liability of directors, the Registrant may indemnify a director without a determination that the applicable standard of conduct has been met unless the director received a financial benefit to which he or she was not entitled, intentionally inflicted harm on the Registrant or its stockholders, violated the MBCA provision relating to unlawful distributions or loans or intentionally violated criminal law. The authorization of payment may be made in any one of the following ways: (1) if there are two or more directors who are not parties or threatened to be made parties to the action, suit or proceeding, by a majority of all such directors or by majority vote of a committee of at least two such directors; (2) by a majority vote of any directors of the Registrant meeting the MBCA definition of "independent director" who are not parties or threatened to be made parties to the action, suit or proceeding; (3) if there are no "independent directors" and fewer than two directors who are not parties or threatened to be made parties to the action, suit or proceeding, by majority vote of the board; or (4) the Registrant's stockholders, other than directors, officers, employees or agents who are parties or threatened to be made parties. The bylaws also provide that indemnification is a contractual right between the Registrant and the officer or director, who may not be adversely affected by a repeal of the indemnification provisions of the Registrant's bylaws.

        Section 567 of the MBCA and the Registrant's bylaws authorize the Registrant to purchase and maintain insurance on behalf of a person who is or was a director, officer, employee or agent of the Registrant or who serves at the request of the Registrant as a director, officer, partner, trustee, employee or agent of another enterprise, whether or not the Registrant would have the power to indemnify him or her under the bylaws or the laws of the State of Michigan. The Registrant maintains a directors' and officers' insurance policy. The policy insures directors and officers against unindemnified losses from certain wrongful acts in their capacities as directors and officers and reimburses the Registrant for those losses for which the Registrant has lawfully indemnified the directors and officers. The policy contains various exclusions, none of which apply to this offering or our initial public offering.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to officers and directors pursuant to the foregoing provisions, the Registrant has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 7.    Exemption from Registration Claimed.

        Not applicable.

Item 8.    Exhibits.

        The following exhibits are filed as part of this registration statement:

Exhibit Number	Description of Document
4.1	Amended and Restated Articles of Incorporation of ITC Holdings Corp. (incorporated by reference to Exhibit 3.1 of the Registrant's Registration Statement on Form S-1 (Registration Statement No. 333-123657) (the "Form S-1"))
4.2	Amended and Restated Bylaws of ITC Holdings Corp. (incorporated by reference to Exhibit 3.2 of the Form S-1)
4.3	Form of Certificate of Common Stock (incorporated by reference to Exhibit 4.1 of the Form S-1)
4.4	Amended and Restated 2003 Stock Purchase and Option Plan for Key Employees of the Registrant and Its Subsidiaries (incorporated by reference to Exhibit 10.13 of the Form S-1)
5.1	Opinion of Dykema Gossett PLLC
23.1	Consent of Dykema Gossett PLLC (included in Exhibit 5.1)
23.2	Consent of Deloitte & Touche LLP relating to International Transmission Company, LLC
23.3	Consent of Deloitte & Touche LLP relating to ITC Holdings Corp. and Subsidiaries
24.1	Power of Attorney (included in the signature page to this registration statement)

Item 9.    Undertakings.

          (a)   The undersigned registrant hereby undertakes:

    (1)
    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

    (i)
    To include any prospectus required by Section 10(a)(3) of the Securities Act.

    (ii)
    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

    (iii)
    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

    provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

    (2)
    That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3)
    To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

          (b)   The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, ITC Holdings Corp. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Novi, State of Michigan, on July 27, 2005.

ITC Holdings Corp.
By:	/s/ JOSEPH L. WELCH
Name: Joseph L. Welch Title: Director, President, Chief Executive Officer and Treasurer

        We, the undersigned directors and officers of ITC Holdings Corp., do hereby constitute and appoint Joseph L. Welch, Edward M. Rahill and Daniel J. Oginsky, or any of them, our true and lawful attorneys and agents, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said registrant to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto and registration statements filed pursuant to Rule 462 under the Securities Act of 1933, and we do hereby ratify and confirm all that said attorneys and agents, or any of them, shall do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on July 27, 2005.

Signature	Title

/s/ JOSEPH L. WELCH Joseph L. Welch	Director, President, Chief Executive Officer and Treasurer (Principal Executive Officer)
/s/ EDWARD M. RAHILL Edward M. Rahill	Vice President—Finance and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)
/s/ LEWIS M. EISENBERG Lewis M. Eisenberg	Director
/s/ EDWARD G. JEPSEN Edward G. Jepsen	Director

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PART I INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS
PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
SIGNATURES